PREMIER NEW YORK MUNICIPAL BOND FUND

                     ARTICLES OF AMENDMENT


          Premier New York Municipal Bond Fund, a business trust formed by an Amended and Restated Agreement and Declaration of Trust dated July 24,

1992 pursuant to the laws of The Commonwealth of Massachusetts (the

"Trust"), hereby certifies to the Secretary of State of The Commonwealth of

Massachusetts that:

          FIRST: The Agreement and Declaration of Trust of the Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

               "Section 1.  Name.  This Trust shall be known as
          'Dreyfus Premier New York Municipal Bond Fund.'"

          SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved at a meeting of the Trustees of the Trust on January 8, 1997 pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust.

          IN WITNESS WHEREOF, Premier New York Municipal Bond Fund has

caused these Articles to be filed in its name and on its behalf by its

Trustees.


                    PREMIER NEW YORK MUNICIPAL BOND FUND



                    By: /s/JOSEPH S. DIMARTINO
                         Joseph S. DiMartino, Trustee


                    By: /s/CLIFFORD L. ALEXANDER, JR.
                         Clifford L. Alexander, Jr., Trustee


                    By: /s/PEGGY C. DAVIS
                         Peggy C. Davis, Trustee


                    By: /s/ERNEST KAFKA
                         Ernest Kafka, Trustee


                    By: /s/SAUL B. KLAMAN
                         Saul B. Klaman, Trustee


                    By: /s/NATHAN LEVENTHAL
                         Nathan Leventhal, Trustee






STATE OF NEW YORK   )
                    :  ss:
COUNTY OF NEW YORK  )




         On this 8th day of January, 1997, before me personally appeared the above-named Trustees of the Trust, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that they had executed the same.






Notary Public